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                                  NETZERO, INC.

                   SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                                JANUARY 27, 1999


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                                                  TABLE OF CONTENTS

                                                                                                             PAGE

1.       Purchase and Sale of Stock............................................................................1
         1.1      Restated Articles............................................................................1
         1.2      Sale and Issuance of Series C Preferred Stock................................................1
         1.3      Closing......................................................................................1

2.       Representations and Warranties of the Company.........................................................1
         2.1      Organization, Good Standing and Qualification................................................1
         2.2      Capitalization and Voting Rights.............................................................1
         2.3      Subsidiaries.................................................................................3
         2.4      Authorization................................................................................3
         2.5      Valid Issuance of Preferred and Common Stock.................................................3
         2.6      Governmental Consents........................................................................3
         2.7      Offering.....................................................................................3
         2.8      Litigation...................................................................................4
         2.9      Proprietary Information and Employee Stock Purchase Agreements...............................4
         2.10     Patents and Trademarks.......................................................................4
         2.11     Compliance with Other Instruments............................................................5
         2.12     Agreements; Action...........................................................................5
         2.13     Related-Party Transactions...................................................................5
         2.14     Permits......................................................................................6
         2.15     Environmental and Safety Laws................................................................6
         2.16     Disclosure...................................................................................6
         2.17     Registration Rights..........................................................................6
         2.18     Corporate Documents..........................................................................6
         2.19     Title to Property and Assets.................................................................6
         2.20     Liabilities..................................................................................6
         2.21     Changes......................................................................................7
         2.22     Employee Benefit Plans.......................................................................7
         2.23     Tax Returns, Payments and Elections..........................................................7
         2.24     Insurance....................................................................................8
         2.25     Labor Agreements and Actions.................................................................8

3.       Representations and Warranties of the Investors.......................................................8
         3.1      Authorization................................................................................8
         3.2      Purchase Entirely for Own Account............................................................8
         3.3      Disclosure of Information....................................................................8
         3.4      Investment Experience........................................................................9
         3.5      Accredited Investor..........................................................................9
         3.6      Restricted Securities........................................................................9
         3.7      Further Limitations on Disposition...........................................................9
         3.8      Legends.....................................................................................10

4.       California Commissioner of Corporations..............................................................10
         4.1      Corporate Securities Law....................................................................10

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                                          TABLE OF CONTENTS (CONTINUED)                                      PAGE

5.       Covenants of the Company.............................................................................10
         5.1      Vesting.....................................................................................10
         5.2      Salaries....................................................................................11

6.       Conditions of Investors' Obligations at Closing......................................................11
         6.1      Closing.....................................................................................11

7.       Conditions of the Company's Obligations at Closing...................................................12
         7.1      Closing.....................................................................................12

8.       Miscellaneous........................................................................................12
         8.1      Survival of Warranties......................................................................12
         8.2      Successors and Assigns......................................................................12
         8.3      Governing Law...............................................................................12
         8.4      Counterparts................................................................................13
         8.5      Titles and Subtitles........................................................................13
         8.6      Notices.....................................................................................13
         8.7      Finder's Fee................................................................................13
         8.8      Expenses....................................................................................13
         8.9      Amendments and Waivers......................................................................13
         8.10     Disputes....................................................................................13
         8.11     Severability................................................................................14
         8.12     Aggregation of Stock........................................................................14
         8.13     Entire Agreement............................................................................14

SCHEDULE A        Investors

SCHEDULE OF EXCEPTIONS
EXHIBIT A                  Restated Articles of Incorporation
EXHIBIT B                  Amended Investors' Rights Agreement
EXHIBIT C                  Opinion of Counsel for the Company
EXHIBIT D                  Amended Voting Agreement
EXHIBIT E                  Amended Right of First Refusal and Co-Sale Agreement
EXHIBIT F                  List of Shareholders

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                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

                  THIS SERIES C PREFERRED STOCK PURCHASE AGREEMENT is made as of the 27th day of January 1999, among NetZero, Inc., a California corporation (the "Company"), and the investors listed on Schedule A hereto (the "Investors").

                  THE PARTIES HEREBY AGREE AS FOLLOWS:

         1.       PURCHASE AND SALE OF STOCK.

                  1.1 RESTATED ARTICLES. The Company shall adopt and file with the Secretary of the State of California on or before the Closing (as defined below) the Restated Articles of Incorporation in the form attached hereto as Exhibit A (the "Restated Articles").

                  1.2 SALE AND ISSUANCE OF SERIES C PREFERRED STOCK. Subject to the terms and conditions of this Agreement, each Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to each such Investor at the Closing, that number of shares of the Company's Series C Preferred Stock (as defined below) set forth opposite each such Investor's name on Schedule A for a purchase price of $0.6446 per share.

                  1.3 CLOSING. The purchase and sale of the Series C Preferred Stock (the "Closing") shall take place at the offices of Brobeck, Phleger & Harrison LLP ("BPH"), 38 Technology Drive, Irvine, California, at 10:00 a.m., on January 27, 1999, or at such other time and place as the Company and Investors mutually agree upon orally or in writing (the "Closing Date"). At the Closing, the Company shall deliver to each Investor a certificate representing the Series C Preferred Stock that such Investor is purchasing against payment of the purchase price therefor by check, wire transfer and/or cancellation of existing indebtedness; provided, that idealab! Capital Partners I-A, L.P. and idealab! Capital Partners, L.P. shall deliver their respective payment by check or wire transfer prior to or on February 5, 1999.

         2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Investor that, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to each Investor and counsel for the Investors, specifically identifying the relevant subparagraph hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

                  2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

                  2.2 CAPITALIZATION AND VOTING RIGHTS. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

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                        (a)   PREFERRED STOCK. Thirty-Six Million Two Hundred
Seventy-Four Thousand Seven Hundred Forty-Eight (36,274,748) shares of Preferred Stock (the "Preferred Stock"), of which (A) Seven Million Nine Hundred Seventy Thousand Seven Hundred Forty-Eight (7,970,748) shares have been designated Series A Preferred Stock (the "Series A Preferred Stock") and of which Seven Million Thirty-Three Thousand Fourteen (7,033,014) shares are issued and outstanding; (B) Four Million Eight Hundred Fifty Thousand (4,850,000) shares have been designated Series B Preferred Stock (the "Series B Preferred Stock") of which Four Million Two Hundred Nineteen Thousand One Hundred Seventy-Three (4,219,173) shares are issued and outstanding; and (C) Eighteen Million Four Hundred Fifty-Four Thousand (18,454,000) shares have been designated Series C Preferred Stock (the "Series C Preferred Stock") and up to Seventeen Million Nine Hundred One Thousand Twenty-Five (17,901,025) of which may be sold pursuant to this Agreement. The rights, privileges and preferences of the Series C Preferred Stock will be as stated in the Company's Restated Articles.

                        (b) COMMON STOCK. Seventy-Five Million (75,000,000) shares of common stock ("Common Stock"), of which Twelve Million Three Hundred Ninety Thousand (12,390,000) shares are issued and outstanding.

                        (c) SHAREHOLDERS. The outstanding shares of Common Stock and Preferred Stock are owned by the shareholders and in the numbers specified in Exhibit B hereto.

                        (d) VALID ISSUANCE. The outstanding shares of Common Stock and Preferred Stock are all duly and validly authorized and issued, fully paid and nonassessable, and were issued in accordance with the registration or qualification provisions of the Securities Act of 1933, as amended (the "Act") and any relevant state securities laws or pursuant to valid exemptions therefrom.

                        (e) Except for (A) the conversion privileges of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, (B) the rights provided in the Amended Investors' Rights Agreement, (C) currently outstanding options to purchase Two Million Twenty Thousand Eight Hundred (2,020,800) shares of Common Stock granted to employees pursuant to the Company's 1998 Stock Option Plan (the "1998 Option Plan"), (D) currently outstanding options to purchase Sixty Thousand Five Hundred (60,500) shares of Common Stock granted to employees pursuant to the Company's 1999 Stock Option Plan (the "1999 Option Plan"), (E) options granted to David C. Bohnett to purchase 150,000 shares of Series C Preferred Stock, (F) options to purchase 468,867 shares of Series A Preferred Stock and 281,278 shares of Series B Preferred Stock; (G) contractual rights and obligations to purchase 468,867 shares of Series A Preferred Stock and 281,278 shares of Series B Preferred Stock; (H) contractual rights granted to David C. Bohnett to purchase 67,507 shares of Series B Preferred Stock; and
(I) warrants to purchase Fifteen Thousand Five Hundred Fourteen (15,514) shares of the Series C Preferred Stock granted to certain holders of the Company's existing Series A Preferred Stock and Series B Preferred Stock, there are not outstanding any options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock. In addition to the aforementioned options, the Company has reserved an additional Three Million Twenty-Eight Thousand Seven Hundred (3,028,700) shares of its Common Stock for purchase upon exercise of options to be granted in the future under the 1999 Option Plan. Except for the Amended Voting Agreement, the

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Company is not a party or subject to any agreement or understanding and, to the Company's knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

                  2.3 SUBSIDIARIES. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

                  2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Amended Investors' Rights Agreement in the form attached hereto as Exhibit B (the "Amended Investors' Rights Agreement"), the Amended Right of First Refusal and Co-Sale Agreement in the form attached hereto as Exhibit E (the "Amended Right of First Refusal and Co-Sale Agreement"), and the Amended Voting Agreement in the form attached hereto as Exhibit D (the "Amended Voting Agreement") (collectively, the "Transaction Agreements"), the performance of all obligations of the Company hereunder and thereunder, and the authorization, issuance, sale and delivery of the Series C Preferred Stock being sold hereunder has been taken or will be taken prior to the Closing, and the Transaction Agreements constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Amended Investors' Rights Agreement may be limited by applicable federal or state securities laws.

                  2.5 VALID ISSUANCE OF PREFERRED AND COMMON STOCK. The Series C Preferred Stock that is being purchased by the Investors hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws. The Common Stock issuable upon conversion of the Series C Preferred Stock purchased under this Agreement has been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Restated Articles, will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under the Transaction Agreements and under applicable state and federal securities laws.

                  2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for the filing pursuant to Section 25102(f) of the California General Corporation Law, as amended, and the rules thereunder, and any filings required by federal securities laws.

                  2.7 OFFERING. Subject in part to the truth and accuracy of each Investor's representations set forth in Section 3 of this Agreement, the offer, sale and issuance of the Series

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C Preferred Stock as contemplated by this Agreement are exempt from the registration requirements of the Act.

                  2.8 LITIGATION. There is no action, suit, proceeding or investigation pending or currently threatened against the Company that questions the validity of the Transaction Agreements or the right of the Company to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or that the Company intends to initiate.

                  2.9 PROPRIETARY INFORMATION AND EMPLOYEE STOCK PURCHASE AGREEMENTS. Each employee, officer and consultant of the Company has executed a Proprietary Information and Inventions Agreement in the form provided to counsel to the Investors.

                  2.10 PATENTS AND TRADEMARKS. To its knowledge (but without having conducted any special investigation or patent search), the Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for its business as now conducted without any conflict with or infringement of the rights of others. The Company has no patents or pending patent applications. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of the Transaction Agreements, nor the carrying on of the Company's business by the employees of the Company will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. The Company does not believe it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

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                  2.11  COMPLIANCE WITH OTHER INSTRUMENTS. The Company is
not in violation or default in any material respect of any provision of its Restated Articles or Bylaws, or in any material respect of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its business or operations or any of its assets or properties.

                  2.12  AGREEMENTS; ACTION.

                        (a) Except for agreements explicitly contemplated by the Transaction Agreements, there are no agreements between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

                        (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments to the Company in excess of, $50,000, or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company.

                        (c) The Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed individually in excess of $50,000, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or
(iv) sold, exchanged or otherwise disposed of any of its assets or rights.

                        (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                        (e) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or Bylaws that is likely to materially and adversely affect its business.

                  2.13 RELATED-PARTY TRANSACTIONS. No employee, officer, or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Company's knowledge, no employee or officer has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the

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Company, except that employees and officers of the Company and members of their immediate families may own stock in publicly traded companies that may compete with the Company. No member of the immediate family of any officer of the Company is directly or indirectly interested in any material contract with the Company.

                  2.14 PERMITS. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company, and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.

                  2.15 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

                  2.16 DISCLOSURE. The Company has fully provided each Investor with all the information that such Investor has requested for deciding whether to purchase the Series C Preferred Stock. To its knowledge, neither the Transaction Agreements nor any other statements or certificates made or delivered in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

                  2.17 REGISTRATION RIGHTS. Except as provided in the Amended Investors' Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.18 CORPORATE DOCUMENTS. Except for amendments necessary to satisfy representations and warranties or conditions contained herein, the Restated Articles and Bylaws of the Company are in the form previously provided to counsel for the Investors.

                  2.19 TITLE TO PROPERTY AND ASSETS. The Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

                  2.20 LIABILITIES. The Company has delivered to each Investor its unaudited financial statements (balance sheet and statement of cash flows, including notes thereto) at November 30, 1998 and for the fiscal year ended June 30, 1998 (the "Financial Statements"). Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to November 30, 1998 and (ii) obligations under contracts and commitments incurred

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in the ordinary course of business, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  2.21  CHANGES.  Since November 30, 1998, there has not been:

                        (a)   any change in the assets, liabilities,
financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

                        (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, prospects or business of the Company;

                        (c) any waiver by the Company of a valuable right or of a material debt owed to it;

                        (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

                        (e) any material change in any compensation arrangement or agreement with any employee;

                        (f) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

                        (g) any resignation or termination of employment of any key officer of the Company; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer;

                        (h) to the Company's knowledge, any other event or condition of any character that is likely to materially and adversely affect the assets, properties, financial condition, operating results or business of the Company; or

                        (i) any agreement or commitment by the Company to do any of the things described in this Section 2.21.

                  2.22 EMPLOYEE BENEFIT PLANS. The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

                  2.23 TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those contested by it in good faith that are listed in the Schedule of Exceptions. The Company has not elected pursuant to the Internal Revenue Code of 1986, as amended (the "Code"), to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections

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that relate solely to methods of accounting, depreciation or amortization)
that would have a material effect on the Company, its business, financial condition, or any of its properties or material assets.

                  2.24 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has in full force and effect products liability and errors and omissions insurance in amounts customary for companies similarly situated.

                  2.25 LABOR AGREEMENTS AND ACTIONS. The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the Company's knowledge, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company's knowledge, threatened, that is likely to have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company, nor is the Company aware of any labor organization activity involving its employees. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. The employment of each officer and employee of the Company is terminable at the will of the Company. To its knowledge, the Company has complied in all material respects with all applicable state and federal equal employment opportunity and other laws related to employment.

         3. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS. Each Investor hereby represents and warrants that:

                  3.1 AUTHORIZATION. Such Investor has full power and authority to enter into the Transaction Agreements, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

                  3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with such Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor hereby confirms, that the Series C Preferred Stock to be received by such Investor and the Common Stock issuable upon conversion thereof (collectively, the "Securities") will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, such Investor further represents that such Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

                  3.3 DISCLOSURE OF INFORMATION. Such Investor represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Series C Preferred Stock and the business, properties, prospects

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and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Investors to rely thereon.

                  3.4 INVESTMENT EXPERIENCE. Such Investor is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Series C Preferred Stock. If other than an individual, Investor also represents it has not been organized for the purpose of acquiring the Series C Preferred Stock.

                  3.5 ACCREDITED INVESTOR. Such Investor is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

                  3.6 RESTRICTED SECURITIES. Such Investor understands that the Securities it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

                  3.7 FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Investor further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 3, the Amended Investors' Rights Agreement and the Amended Voting Agreement provided and to the extent this Section and such agreements are then applicable, and:

                        (a)   There is then in effect a Registration
Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

                        (b) Such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

                        (c)   (i) Notwithstanding the provisions of
paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for (i) a transfer by an Investor that is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner, the transfer by gift, will or intestate succession of any partner to his or her spouse or to the siblings, lineal descendants or ancestors of such partner or his or her spouse or (ii) a transfer to an Affiliate (as such term is defined in Rule 12(b)(2) promulgated under the Securities Exchange Act of 1934, as amended, if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he or she were an original Investor hereunder.

                  3.8 LEGENDS. It is understood that the certificates evidencing the Securities may bear one or all of the following legends:

                        (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                        (b) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN AN AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT, AN AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT AND AN AMENDED AND RESTATED VOTING AGREEMENT, COPIES OF WHICH MAY BE OBTAINED BY ANY SHAREHOLDER, UPON REQUEST AND WITHOUT CHARGE, AT THE PRINCIPAL OFFICES OF THE CORPORATION."

                        (c) Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations and Sections 417 and 418 of the California Corporations Code.

         4.       CALIFORNIA COMMISSIONER OF CORPORATIONS.

                  4.1 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

         5.       COVENANTS OF THE COMPANY.

                  5.1 VESTING. All future options granted by the Company after the date hereof to management, employees and consultants of the Company shall vest twenty-five percent (25%) after one year of service, and the remainder in equal monthly installments over the subsequent forty-eight (48) months, or in the Company's sole discretion, according to any other vesting schedule which does not at any given time result in a higher vesting percentage.

Notwithstanding the foregoing provisions of this Section 5.1, by vote of at least a majority of the non-employee members of the Company's Board of Directors (the "Board"), the Board may modify or accelerate the vesting schedule outlined above.

                  5.2 SALARIES. The compensation levels of all officers and employees of the Company shall be determined by the Company's Compensation Committee, subject to final approval by the Company's Board of Directors.

         6.       CONDITIONS OF INVESTORS' OBLIGATIONS AT CLOSING.

                  6.1 CLOSING. The obligation of each Investor to purchase and pay for the Series C Preferred Stock which the Investors have agreed to purchase on the Closing Date is subject to the fulfillment on or before such Closing, of each of the following conditions, any of which may be waived in whole or in part by the Investors; provided, however, that no Investor shall have the power to waive any condition for any other Investor:

                        (a)   REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing, unless the representations contained in Section 2 are made as of a specific date.

                        (b) PERFORMANCE. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

                        (c) COMPLIANCE CERTIFICATE. The President of the Company shall deliver to each Investor at the Closing a certificate stating that the conditions specified in Section 6.1(a), 6.1(b), 6.1(d) and 6.1(g) have been fulfilled and stating that there shall have been no material adverse change in the business, affairs, operations, properties, assets or condition of the Company since the date of the Financial Statements.

                        (d) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

                        (e) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Investors, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

                        (f) OPINION OF COMPANY COUNSEL. Each Investor shall have received from Brobeck, Phleger & Harrison LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form attached hereto as Exhibit C.

                        (g) TRANSACTION AGREEMENTS. The Company, the Investors purchasing a majority of the Series C Preferred Stock to be purchased hereunder and the other parties necessary to make the Transaction Agreements effective shall have entered into the Transaction Agreements.

                        (h)   LEGAL FEES. The Company shall pay the
Investors' reasonable legal fees owed to Pillsbury Madison & Sutro LLP in connection with the review of this Agreement and the Transaction Agreements, not to exceed $5,000.

         7.       CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

                  7.1 CLOSING. The obligation of the Company to sell and issue the Series C Preferred Stock which the Company has agreed to issue on the Closing Date is subject to the fulfillment on or before such Closing of each of the following conditions, any of which may be waived in whole or in part by the Company:

                        (a)   REPRESENTATIONS AND WARRANTIES. The
representations and warranties of the Investors contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such Closing, unless the representations contained in Section 3 are made as of a specific date.

                        (b) PAYMENT OF PURCHASE PRICE. The Investors shall have delivered the purchase price specified in Section 1.2.

                        (c) QUALIFICATIONS. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be duly obtained and effective as of the Closing.

         8.       MISCELLANEOUS.

                  8.1 SURVIVAL OF WARRANTIES. The warranties, representations and covenants of the Company and Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of one (1) year from the Closing Date and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

                  8.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  8.3 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

                  8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  8.6 NOTICES. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, partners, employees, or representatives is responsible and the Company agrees to indemnify and hold harmless each Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

                  8.8 EXPENSES. Irrespective of whether the Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If the Closing is effected, the Company shall reimburse the reasonable fees of one (1) special counsel to the Investors, not to exceed a total of $5,000, payable at the Closing. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Common Stock issued upon conversion of the Series C Preferred Stock (assuming the conversion of the Series C Preferred Stock). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

                  8.10 DISPUTES. If the parties are unable, after good faith negotiations, which each hereby covenants to undertake, to resolve any dispute arising between them within fifteen (15) days after notice is given of such dispute, then the dispute will be referred to arbitration (which the parties agree is the exclusive means of resolving any such dispute) before one (1) arbitrator in Los Angeles County, California, or any other place mutually agreed upon by the parties hereto, in accordance with the applicable rules then in effect of the Judicial Arbitration and Mediation Service (the "JAMS Rules") (or any other form of arbitration mutually acceptable to the parties). The determination made in accordance with the JAMS rules shall be delivered in writing to the parties hereto and shall be final, binding and conclusive on the parties hereto, and the amount of the claim, if any, determined to exist shall be a valid claim and no further remedy shall be available to either party with respect to such dispute and judgment may be entered upon such decision in accordance with applicable law in any court having jurisdiction thereof. The arbitration award shall include (i) a provision that the prevailing party in such arbitration recover its costs relating to the arbitration and reasonable attorneys' fees from the other party, (ii) the amount of such costs and fees, and (iii) an order that the losing party pay the fees and expenses of the arbitrator.

                  8.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  8.12 AGGREGATION OF STOCK. All shares of Series C Preferred Stock held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  8.13 ENTIRE AGREEMENT. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

                       SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                    COMPANY:

                                    NETZERO, INC.

                                    By:  /s/ RONALD T. BURR
                                         ---------------------------------------
                                         Ronald T. Burr, Chief Executive Officer

                        Address: 3835-R East Thousand Oaks Blvd., #338 Westlake Village, CA 91362

                                    INVESTORS:

                                    DRAPER FISHER JURVETSON FUND V, L.P.

                                    By:    /s/ TIM DRAPER
                                           -------------------------------------
                                    Name:  -------------------------------------
                                    Its:   -------------------------------------

                        Address:    400 Seaport Court, Suite 350
                                    Redwood City, CA 94063

                                    DRAPER FISHER JURVETSON PARTNER
                                    FUND V, LLC

                                    By:    /s/ TIM DRAPER
                                           -------------------------------------
                                    Name:  -------------------------------------
                                    Its:   -------------------------------------

                        Address:    400 Seaport Court, Suite 350
                                    Redwood City, CA 94063

                       SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE

                                    FOUNDATION CAPITAL II, L.P.
                                    BY:  FOUNDATION CAPITAL
                                    MANAGEMENT II, LLC

                                    By:    /s/ PAUL G. KOONTZ
                                           -------------------------------------
                                    Name:  -------------------------------------
                                    Its:   Manager

                        Address:    70 Willow Road, Suite 200
                                    Menlo Park, CA 94025
                                    FOUNDATION CAPITAL II ENTREPRENEURS
                                    FUND, LLC
                                    BY:    FOUNDATION CAPITAL
                                    MANAGEMENT II, LLC

                                    By:    /s/ PAUL G. KOONTZ
                                           -------------------------------------
                                    Name:  -------------------------------------
                                    Its:   Manager

                        Address:    70 Willow Road, Suite 200
                                    Menlo Park, CA 94025


                                    FOUNDATION CAPITAL II PRINCIPALS
                                    FUND, LLC.
                                    BY:    FOUNDATION CAPITAL
                                    MANAGEMENT II, LLC

                                    By:    /s/ PAUL G. KOONTZ
                                           -------------------------------------
                                    Name:  -------------------------------------
                                    Its:   Manager

                        Address:    70 Willow Road, Suite 200
                                    Menlo Park, CA 94025

                       SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE

                                    THE JOHN B. & MICHELLE S. NIRENSTEIN
                                    FAMILY TRUST DTD 10/4/95

                                    By: /s/ JOHN B. NIRENSTEIN
                                       -------------------------------------
                                             John B. Nirenstein, Trustee

                        Address:    732 Coastland Drive
                                    Palo Alto, CA 94303


                                    IDEALAB! CAPITAL PARTNERS I-A, L.P.

                                    By: /s/ WILLIAM S. ELKUS
                                       -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Its:
                                        -------------------------------------

                        Address:    130 West Union Street
                                    Pasadena, CA 91103


                                    IDEALAB! CAPITAL PARTNERS I-B, L.P.

                                    By: /s/ WILLIAM S. ELKUS
                                       -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Its:
                                        -------------------------------------

                        Address:    130 West Union Street
                                    Pasadena, CA 91103


                                    BROBECK PHLEGER & HARRISON LLP

                                    By: /s/ THOMAS W. ALLEN
                                       -------------------------------------
                                    Name:
                                         -------------------------------------
                                    Its:
                                        -------------------------------------

                        Address:    38 Technology Drive
                                    Irvine, CA 92618-5312

                       SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE

                                    /s/ HARVEY COHEN
                                    --------------------------------------------
                                    HARVEY COHEN

                        Address:    --------------------------------------------
                                    --------------------------------------------


                                    /s/ ROBERT CONEYBEER
                                    --------------------------------------------
                                    ROBERT CONEYBEER

                        Address:    --------------------------------------------
                                    --------------------------------------------


                                    /s/ FREDERIC A. RANDALL, JR.
                                    --------------------------------------------
                                    FREDERIC A. RANDALL, JR.

                        Address:    469 Lenwood Circle
                                    Costa Mesa, CA 92627


                                    /s/ JAMES K. BAER
                                    --------------------------------------------
                                    JAMES K. BAER

                        Address:    --------------------------------------------
                                    --------------------------------------------


                                    /s/ BRAD SCHWARTZ
                                    --------------------------------------------
                                    BRAD SCHWARTZ

                        Address:    --------------------------------------------
                                    --------------------------------------------

                       SERIES C PREFERRED STOCK PURCHASE
                            AGREEMENT SIGNATURE PAGE

                                    /s/ JONATHAN AXELRAD
                                    --------------------------------------------
                                    JONATHAN AXELRAD

                        Address:    --------------------------------------------
                                    --------------------------------------------